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                                  APPENDIX D

                        FORM OF PLAN OF REORGANIZATION

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                                                                   EXHIBIT 4(iv)

                                    FORM OF
                                    -------
                     AGREEMENT AND PLAN OF REORGANIZATION
                     ------------------------------------

     This Agreement and Plan of Reorganization (the "Agreement") is made as of March 13, 2001, by and between Fifth Third Funds ("Fifth Third"), a Massachusetts business trust, on behalf of Fifth Third Microcap Value Fund ("Fifth Third Microcap Value"), a series therof, and Maxfund Trust ("Maxfund Trust"), an Ohio business trust, on behalf of Fifth Third/Maxus Aggressive Value Fund ("Maxus Aggressive Value"), a series thereof. The capitalized terms used herein shall have the meaning ascribed to them in this Agreement.

PLAN OF REORGANIZATION
----------------------

     (a) Maxfund Trust will sell, assign, convey, transfer and deliver to Fifth Third, and Fifth Third will acquire, on the Exchange Date, all of the properties and assets existing at the Valuation Time and held by Maxus Aggressive Value on behalf of Fifth Third Microcap Value.

     In consideration therefor, Fifth Third Microcap Value shall, on the Exchange Date, assume all of the liabilities of Maxus Aggressive Value and transfer to Maxus Aggressive Value a number of full and fractional units of beneficial interest ("Fifth Third Shares") such Shares being Fifth Third Institutional and Advisor Shares of Fifth Third Microcap Value having an aggregate net asset value equal to the value of the assets of Maxus Aggressive Value transferred to Fifth Third Microcap Value on such date less the value of all of the liabilities of Maxus Aggressive Value assumed by Fifth Third Microcap Value on that date. It is intended that each reorganization described in this Agreement shall be a tax-free reorganization under the Internal Revenue Code of 1986, as amended (the "Code").

     (b) Upon consummation of the transactions described in paragraph (a) of this Agreement, Maxus Aggressive Value in complete liquidation shall distribute to its respective shareholders of record as of the Exchange Date the Fifth Third Shares received by it, each shareholder being entitled to receive that number of Fifth Third Shares equal to the proportion which the number of units of beneficial interest ("Maxus Shares") of Maxus Aggressive Value held by such shareholder bears to the number of such Maxus Shares of Maxus Aggressive Value outstanding on such date. Maxus Aggressive Value shareholders of record holding Maxus Institutional Shares will receive Fifth Third Institutional Shares and Maxus Aggressive Value shareholders of record holding Maxus Investor Shares will receive Fifth Third Advisor Shares.

AGREEMENT
---------

     Fifth Third and Maxfund Trust represent, warrant and agree as follows:

     1.  Representations and Warranties of Maxus Aggressive Value.  Each of
         --------------------------------------------------------
Maxfund Trust and Maxus Aggressive Value jointly and severally represents and warrants to and agrees with Fifth Third and Fifth Third Microcap Value that:

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     (a)  Maxfund Trust is a business trust duly organized and validly existing under the laws of the State of Ohio and has power to own all of its properties and assets and to carry out its obligations under this Agreement. Maxfund Trust and Maxus Aggressive Value are not required to qualify as a foreign association in any jurisdiction. Maxfund Trust and Maxus Aggressive Value have all necessary federal, state and local authorizations to carry on their business as now being conducted and to fulfill the terms of this Agreement, except for shareholder approval and as otherwise described in Section 1(l).

     (b) Maxfund Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company, and such registration has not been revoked or rescinded and is in full force and effect. Maxus Aggressive Value has elected to qualify and has qualified as a regulated investment company under Part I of Subchapter M of the Code, as of and since its first taxable year, and qualifies and intends to continue to qualify as a regulated investment company through the Exchange Date. Maxus Aggressive Value has been a regulated investment company under such sections of the Code at all times since its inception.

     (c) The statements of assets and liabilities, statements of operations, statements of changes in net assets and schedules of portfolio investments (indicating their market values) for Maxus Aggressive Value at and for the year ended December 31, 2000, such statements and schedules having been audited by McCurdy & Associates C.P.A.'s, Inc., independent accountants to Maxfund Trust, have been furnished to Fifth Third. Such statements of assets and liabilities and schedule fairly present the financial position of Maxus Aggressive Value as of its date and said statements of operations and changes in net assets fairly reflect the results of operations and changes in net assets for the periods covered thereby in conformity with generally accepted accounting principles.

     (d) The prospectus of Maxus Aggressive Value dated April 30, 2000 (the "Maxus Prospectus") and the Statement of Additional Information for Maxus Funds dated April 30, 2000 ("Maxus Statement of Additional Information") and on file with the Securities and Exchange Commission, that has been previously furnished to Fifth Third, did not as of its date and does not as of the date hereof contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (e) There are no material legal, administrative or other proceedings pending or, to the knowledge of Maxfund Trust or Maxus Aggressive Value, overtly threatened against Maxfund Trust or Maxus Aggressive Value which assert liability on the part of Maxfund Trust or Maxus Aggressive Value.

     (f) There are no material contracts outstanding to which Maxfund Trust, with respect to Maxus Aggressive Value, is a party, other than as disclosed in the Maxus Prospectus and the

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Maxus Statement of Additional Information or in the Registration Statement and
the Proxy Statement.

     (g) Maxfund Trust, with respect to Maxus Aggressive Value, does not have any known liabilities of a material nature, contingent or otherwise, other than those shown as belonging to it on its statement of assets and liabilities as of December 31, 2000, and those incurred in the ordinary course of Maxfund Trust's business as an investment company since that date. Prior to the Exchange Date, Maxfund Trust will advise Fifth Third of all known material liabilities, contingent or otherwise, incurred by it, with respect to Maxus Aggressive Value subsequent to December 31, 2000, whether or not incurred in the ordinary course of business.

     (h) As used in this Agreement, the term "Investments" shall mean Maxus Aggressive Value's investments shown on the schedule of its portfolio investments as of December 31, 2000, referred to in Section 1(c) hereof, as supplemented with such changes as Maxfund Trust or Maxus Aggressive Value shall make after December 31, 2000, which changes shall be disclosed to Fifth Third, and changes resulting from stock dividends, stock split-ups, mergers and similar corporate actions.

     (i) Maxus Aggressive Value has filed or will file all federal and other tax returns which, to the knowledge of Maxfund Trust's officers, are required to be filed by the Fund and has paid or will pay all federal and other taxes shown to be due on said returns or on any assessments received by Maxus Aggressive Value. To the best of such officers' knowledge, all tax liabilities of Maxus Aggressive Value have been adequately provided for on its books, and no tax deficiency or liability of the Fund has been asserted, and no question with respect thereto has been raised, by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.

     (j) As of both the Valuation Time and the Exchange Date and except for shareholder approval and otherwise as described in Section 1(l), Maxfund Trust , on behalf of Maxus Aggressive Value will have full right, power and authority to sell, assign, transfer and deliver the Investments and any other assets and liabilities of Maxus Aggressive Value to be transferred to Fifth Third Microcap Value pursuant to this Agreement. At the Exchange Date, subject only to the delivery of the Investments and any such other assets and liabilities as contemplated by this Agreement, Fifth Third, on behalf of Fifth Third Microcap Value, will acquire the Investments and any such other assets subject to no encumbrances, liens or security interests in favor of any third party creditor of Maxfund Trust or Maxus Aggressive Value and, except as described in Section 1(k), without any restrictions upon the transfer thereof.

     (k) Except as to Investments otherwise disclosed as unregistered securities pursuant to Section 1(h) hereof, no registration under the Securities Act of 1933, as amended (the "1933 Act"), of any of the Investments would be required if they were, as of the time of such transfer, the subject of a public distribution by either Maxfund Trust or Fifth Third.

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     (l)  No consent, approval, authorization or order of any court or governmental authority is required for the consummation by Maxfund Trust, on behalf of Maxus Aggressive Value, of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1940 Act, state securities or blue sky laws (which term as used herein shall include the laws of the District of Columbia and of Puerto Rico) or the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "H-S-R Act").

     (m) The registration statement (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") by Fifth Third on Form N-14 relating to the Fifth Third Shares issuable hereunder, and the proxy statement of Maxfund Trust included therein (the "Proxy Statement"), on the effective date of the Registration Statement and insofar as they relate to Maxfund Trust and Maxus Aggressive Value, (i) will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading; and at the time of the shareholders' meeting referred to in Section 8(a) below and on the Exchange Date, the prospectus contained in the Registration Statement of which the Proxy Statement is a part (the "Prospectus"), as amended or supplemented by any amendments or supplements filed with the Commission by Fifth Third, insofar as it relates to Maxfund Trust and Maxus Aggressive Value, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading; provided, however, that none of the representations and warranties in this subsection shall apply to statements in or omissions from the Registration Statement, the Prospectus, or the Proxy Statement, made in reliance upon or in conformity with information furnished by Fifth Third or Fifth Third Microcap Value, for use in the Registration Statement, Prospectus, or Proxy Statement.

     (n) All of the issued and outstanding Maxus Shares of Maxus Aggressive Value have been offered for sale and sold in conformity with all applicable federal and state securities laws.

     2.  Representations and Warranties of Fifth Third  Each of Fifth Third and
         ---------------------------------------------
Fifth Third Microcap Value jointly and severally represents and warrants to and agrees with Maxfund Trust and Maxus Aggressive Value that:

     (a) Fifth Third is a business trust duly established and validly existing under the laws of The Commonwealth of Massachusetts and has power to carry on its business as it is now being conducted and to carry out this Agreement. Fifth Third and Fifth Third Microcap Value are not required to qualify as a foreign association in any jurisdiction. Fifth Third and Fifth Third Microcap Value have all necessary federal, state and local authorizations to own all of their properties and assets and to carry on their business as now being conducted and to fulfill the terms of this Agreement, except as set forth in
Section 2(i).

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     (b)  Fifth Third is registered under the 1940 Act as an open-end management investment company, and such registration has not been revoked or rescinded and is in full force and effect. Fifth Third Microcap Value intends to qualify as a regulated investment company under Part I of Subchapter M of the Code.

     (c) The statements of assets and liabilities, statements of operations, statements of changes in net assets and schedules of investments (indicating their market values) for Fifth Third Microcap Value for the year ended July 31, 2000, such statements and schedules having been audited by Arthur Andersen LLP, independent accountants to Fifth Third, have been furnished to Maxus Aggressive Value.

     (d) The prospectus of Fifth Third Microcap Value dated April 15, 2001 ("Fifth Third Prospectus"), and the Statement of Additional Information for Fifth Third Microcap Value, dated April 15, 2001 ("Fifth Third Statement of Additional Information") and on file with the Securities and Exchange Commission, which have been previously furnished to Maxfund Trust, did not as of their dates and do not as of the date hereof contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (e) There are no material legal, administrative or other proceedings pending or, to the knowledge of Fifth Third or Fifth Third Microcap Value, overtly threatened against Fifth Third or Fifth Third Microcap Value which assert liability on the part of Fifth Third or Fifth Third Microcap Value.

     (f) There are no material contracts outstanding to which Fifth Third or Fifth Third Microcap Value is a party, other than as disclosed in Fifth Third's Prospectus and Statement of Additional Information or in the Registration Statement.

     (g) Neither Fifth Third nor Fifth Third Microcap Value has any known liabilities of a material nature, contingent or otherwise, other than those shown on its statement of assets and liabilities as of July 31, 2000, referred to above and those incurred in the ordinary course of the business of Fifth Third as an investment company or Fifth Third Microcap Value since such date. Prior to the Exchange Date, Fifth Third will advise Maxfund Trust of all known material liabilities, contingent or otherwise, incurred by it and Fifth Third Microcap Value subsequent to July 31, 2000, whether or not incurred in the ordinary course of business.

     (h) Fifth Third Microcap Value has filed or will file all federal and other tax returns which, to the knowledge of Fifth Third's officers, are required to be filed by Fifth Third Microcap Value and has paid or will pay all federal and other taxes shown to be due on said returns or on any assessments received by Fifth Third Microcap Value. To the best of such officers' knowledge, all tax liabilities of Fifth Third Microcap Value have been adequately provided for on its books, and no tax deficiency or liability of Fifth Third Microcap Value has been asserted, and no question with respect thereto has been raised, by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.

     (i) No consent, approval, authorization or order of any governmental authority is required for the consummation by Fifth Third or Fifth Third Microcap Value of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act, state securities or Blue Sky laws or the H-S-R Act.

     (j) As of both the Valuation Time and the Exchange Date and otherwise as described in Section 2(i), Fifth Third on behalf of Fifth Third Microcap Value will have full right, power and authority to purchase the Investments and any other assets and assume the liabilities of Maxus Aggressive Value to be transferred to Fifth Third Microcap Value pursuant to this Agreement.

     (k) The Registration Statement, the Prospectus and the Proxy Statement, on the effective date of the Registration Statement and insofar as they relate to Fifth Third and Fifth Third Microcap Value: (i) will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and at the time of the shareholders' meeting referred to in Section 8(a) and at the Exchange Date, the Prospectus, as amended or supplemented by any amendments or supplements filed with the Commission by Fifth Third or Fifth Third Microcap Value, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that none of the representations and warranties in this subsection shall apply to statements in or omissions from the Registration Statement, the Prospectus or the Proxy Statement made in reliance upon and in conformity with information furnished by Maxfund Trust and Maxus Aggressive Value for use in the Registration Statement, the Prospectus or the Proxy Statement.

     (l) Fifth Third Shares to be issued to Maxus Aggressive Value have been duly authorized and, when issued and delivered pursuant to this Agreement and the Prospectus, will be legally and validly issued and will be fully paid and nonassessable by Fifth Third and no shareholder of Fifth Third will have any preemptive right of subscription or purchase in respect thereof.

     (m) The issuance of Fifth Third Shares pursuant to this Agreement will be in compliance with all applicable federal and state securities laws.

     (n) Fifth Third Microcap Value, upon filing of its first income tax returns at the completion of its first taxable year will elect to be a regulated investment company and until such time will take all steps necessary to ensure qualification as a regulated investment company under Sections 851 and 852 of the Code.

     (o) Fifth Third through its administrator, transfer agent, custodian or otherwise, will cooperate fully and in a timely manner with Maxfund Trust and Maxus Aggressive Value in

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completing of the actions required of it and its agents and necessary for consummation of the transactions described in Sections 3 (a) and (b) of this Agreement.

     3.  Reorganization.  (a) Subject to the requisite approval of the
         --------------
shareholders of Maxus Aggressive Value and to the other terms and conditions contained herein (including Maxus Aggressive Value's obligation to distribute to its respective shareholders all of its investment company taxable income and net capital gain as described in Section 9(k) hereof), Maxfund Trust and Maxus Aggressive Value agree to sell, assign, convey, transfer and deliver to Fifth Third Microcap Value, and Fifth Third Microcap Value agrees to acquire from Maxus Aggressive Value, on the Exchange Date all of the Investments and all of the cash and other assets of Maxus Aggressive Value in exchange for that number of Fifth Third Shares of Fifth Third Microcap Value provided for in Section 4 and the assumption by Fifth Third Microcap Value of all of the liabilities of Maxus Aggressive Value. Pursuant to this Agreement, Maxus Aggressive Value will, as soon as practicable after the Exchange Date, distribute in liquidation all of the Fifth Third Shares received by it to its shareholders in exchange for their Maxus Shares of Maxus Aggressive Value.

     (b) Maxfund Trust, on behalf of Maxus Aggressive Value, will pay or cause to be paid to Fifth Third Microcap Value any interest and cash dividends received by it on or after the Exchange Date with respect to the Investments transferred to Fifth Third Microcap Value hereunder. Maxfund Trust, on behalf of Maxus Aggressive Value, will transfer to Fifth Third Microcap Value any rights, stock dividends or other securities received by Maxfund Trust or Maxus Aggressive Value after the Exchange Date as stock dividends or other distributions on or with respect to the Investments transferred, which rights, stock dividends and other securities shall be deemed included in the assets transferred to Fifth Third Microcap Value at the Exchange Date and shall not be separately valued, in which case any such distribution that remains unpaid as of the Exchange Date shall be included in the determination of the value of the assets of Maxus Aggressive Value acquired by Fifth Third Microcap Value.

     4.  Exchange Date; Valuation Time.  On the Exchange Date, Fifth Third will
         -----------------------------
deliver to Maxfund Trust a number of Fifth Third Shares having an aggregate net asset value equal to the value of the assets attributable to each class of Maxus Shares of Maxus Aggressive Value acquired by Fifth Third Microcap Value, less the value of the liabilities of Maxus Aggressive Value assumed, determined as hereafter provided in this Section 4.

     (a) Subject to Section 4(d) hereof, the value of Maxus Aggressive Value's net assets will be computed as of the Valuation Time using the valuation procedures for Fifth Third Microcap Value set forth in the Fifth Third Prospectus and Fifth Third Statement of Additional Information. In no event shall the same security held by both Maxfund Trust and Fifth Third be valued at different prices.

     (b) Subject to Section 4(d) hereof, the net asset value of a Fifth Third Share of Fifth Third Microcap Value will be determined to the nearest full cent as of the Valuation Time, using the valuation procedures set forth in the Fifth Third Prospectus for Fifth Third Microcap Value.

     (c) Subject to Section 4(d), the Valuation Time shall be 4:00 p.m. Eastern Standard time on June 22, 2001, or such earlier or later days as may be mutually agreed upon in writing by the parties hereto (the "Valuation Time").

     (d) No formula will be used to adjust the net asset value of Maxus Aggressive Value or Fifth Third Microcap Value to take into account differences in realized and unrealized gains and losses.

     (e) Fifth Third Microcap Value shall issue its Fifth Third Shares to Maxus Aggressive Value on one share deposit receipt registered in the name of Maxus Aggressive Value. Maxus Aggressive Value shall distribute in liquidation the Fifth Third Shares received by it hereunder pro rata to its shareholders by redelivering such share deposit receipt to Fifth Third's transfer agent which will as soon as practicable set up open accounts for Maxus Aggressive Value shareholders in accordance with written instructions furnished by Maxfund Trust.

     (f) Fifth Third Microcap Value shall assume all liabilities of Maxus Aggressive Value, whether accrued or contingent, in connection with the acquisition of assets and subsequent dissolution of Maxus Aggressive Value or otherwise, except that recourse for assumed liabilities relating to Maxus Aggressive Value will be limited to Fifth Third Microcap Value.

     5.  Expenses, Fees, etc. (a) Subject to subsections 5(b) through 5(e),
         -------------------
all fees and expenses, including accounting expenses, portfolio transfer taxes (if any) or other similar expenses incurred directly in connection with the consummation by Fifth Third and Maxfund Trust of the transactions contemplated by this Agreement will be borne by Fifth Third Bank, including the costs of proxy materials, proxy solicitation, and legal expenses; provided, however, that
                                                         --------  -------
such expenses will in any event be paid by the party directly incurring such expenses if and to the extent that the payment by the other party of such expenses would result in the disqualification of Fifth Third Microcap Value or Maxus Aggressive Value, as the case may be, as a "regulated investment company" within the meaning of Section 851 of the Code. Fees and expenses not incurred directly in connection with the consummation of the Transaction will be borne by the party incurring such fees and expenses.

     (b) In the event the transactions contemplated by this Agreement are not consummated by reason of Maxfund Trust being either unwilling or unable to go forward (other than by reason of the nonfulfillment or failure of any condition to Maxfund Trust's obligations referred to in Section 8(a) or Section 10), Maxfund Trust shall pay directly all reasonable fees and expenses incurred by Fifth Third in connection with such transactions, including, without limitation, legal, accounting and filing fees.

     (c) In the event the transactions contemplated by this Agreement are not consummated by reason of Fifth Third being either unwilling or unable to go forward (other than by reason of the nonfulfillment or failure of any condition to Fifth Third's obligations referred to in Section 8(a) or Section 9), Fifth Third shall pay directly all reasonable fees and expenses incurred by

Maxfund Trust in connection with such transactions, including without limitation legal, accounting and filing fees.

     (d) In the event the transactions contemplated by this Agreement are not consummated for any reason other than (i) Fifth Third or Maxfund Trust being either unwilling or unable to go forward or (ii) the nonfulfillment or failure of any condition to Maxfund Trust or Fifth Third's obligations referred to in
Section 8(a), Section 9 or Section 10 of this Agreement, then each of Maxfund Trust and Fifth Third shall bear the expenses it has actually incurred in connection with such transactions.

     (e) Notwithstanding any other provisions of this Agreement, if for any reason the transactions contemplated by this Agreement are not consummated, no party shall be liable to the other party for any damages resulting therefrom, including without limitation consequential damages, except as specifically set forth above.

     6.  Permitted Assets.  Fifth Third and Maxfund Trust agree to review the
         ----------------
assets of Maxus Aggressive Value to ensure that at any time prior to the Exchange Date the assets of Maxus Aggressive Value do not include any assets that Fifth Third Microcap Value is not permitted, or reasonably believes to be unsuitable for it, to acquire, including without limitation any security that, prior to its acquisition by Maxus Aggressive Value, is unsuitable for Fifth Third Microcap Value to acquire.

     7.  Exchange Date.  Delivery of the assets of Maxus Aggressive Value to be
         -------------
transferred, assumption of the liabilities of Maxus Aggressive Value to be assumed, and the delivery of Fifth Third Shares to be issued shall be made on June 25, 2001 at 10:00 a.m. or at such other times and dates agreed to by Maxfund Trust and Fifth Third, the date and time upon which such delivery is to take place being referred to herein as the "Exchange Date."

     8.  Special Meeting of Shareholders; Dissolution. (a) Maxfund Trust agrees
         --------------------------------------------
to call a special meeting of the shareholders of Maxus Aggressive Value as soon as is practicable after the effective date of the Registration Statement for the purpose of considering the sale of all of the assets of Maxus Aggressive Value to and the assumption of all of the liabilities of Maxus Aggressive Value by Fifth Third Microcap Value as herein provided, approving this Agreement, and authorizing the liquidation and dissolution of Maxus Aggressive Value, and, except as set forth in Section 13, it shall be a condition to the obligations of each of the parties hereto that the holders of the Maxus Shares of Maxus Aggressive Value shall have approved this Agreement and the transactions contemplated herein in the manner required by law and Maxfund Trust's Declaration of Trust and Bylaws at such a meeting on or before the Valuation Time.

     (b) Maxfund Trust and Maxus Aggressive Value agrees that the liquidation of the Maxus Aggressive Value will be effected in the manner provided in Maxfund Trust's Declaration of Trust and Bylaws in accordance with applicable law, that it will not make any distributions of any Fifth Third Shares to the shareholders of Maxus Aggressive Value without first paying or adequately providing for the payment of all of Maxus Aggressive Value's known debts, obligations and liabilities.

     (c) Each of Fifth Third and Maxfund Trust will cooperate with the other, and each will furnish to the other the information relating to itself required by the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder to be set forth in the Registration Statement, including the Prospectus and the Proxy Statement.

     9.  Conditions to Fifth Third's Obligations.  The obligations of Fifth
         ---------------------------------------
Third and Fifth Third Microcap Value hereunder shall be subject to the following conditions:

     (a) That this Agreement shall have been approved and the transactions contemplated hereby, including the liquidation of Maxus Aggressive Value, shall have been approved by the shareholders of Maxus Aggressive Value in the manner required by law.

     (b) Maxfund Trust shall have furnished to Fifth Third a statement of Maxus Aggressive Value's assets and liabilities, with values determined as provided in
Section 4 of this Agreement, together with a list of Investments with their respective tax costs, all as of the Valuation Time, certified on Maxfund Trust's behalf by its President (or any Vice President) and Treasurer, and a certificate of both such officers, dated the Exchange Date, to the effect that as of the Valuation Time and as of the Exchange Date there has been no material adverse change in the financial position of Maxus Aggressive Value since December 31, 2000, other than changes in the Investments since that date or changes in the market value of the Investments, or changes due to net redemptions of Maxus Shares of Maxus Aggressive Value, dividends paid or losses from operations.

     (c) As of the Valuation Time and as of the Exchange Date, all representations and warranties of Maxfund Trust and Maxus Aggressive Value made in this Agreement are true and correct in all material respects as if made at and as of such dates, Maxfund Trust and Maxus Aggressive Value has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to each of such dates, and Maxfund Trust shall have furnished to Fifth Third a statement, dated the Exchange Date, signed by Maxfund Trust's President (or any Vice President) and Treasurer certifying those facts as of such dates.

     (d) Maxfund Trust shall have delivered to Fifth Third a letter from McCurdy & Associates C.P.A.'s, Inc. dated the Exchange Date stating that such firm reviewed the federal and state income tax returns of Maxus Aggressive Value for the year ended December 31, 2000 and that, in the course of such review, nothing came to their attention which caused them to believe that such returns did not properly reflect, in all material respects, the federal and state income taxes of Maxus Aggressive Value for the periods covered thereby, or that Maxus Aggressive Value would not qualify as a regulated investment company for federal income tax purposes.

     (e) There shall not be any material litigation pending with respect to the matters contemplated by this Agreement.

     (f) Fifth Third shall have received an opinion of McDonald, Hopkins, Burke & Haber Co., L.P.A., in form reasonably satisfactory to Fifth Third and dated the Exchange Date, to the effect that (i) Maxfund Trust is a business trust duly organized and validly existing under the laws of the State of Ohio, (ii) this Agreement has been duly authorized, executed, and delivered by Maxfund Trust on behalf of Maxus Aggressive Value and, assuming that the Registration Statement, the Prospectus and the Proxy Statement comply with the 1933 Act, the 1934 Act and the 1940 Act and assuming due authorization, execution and delivery of this Agreement by Fifth Third, is a valid and binding obligation of Maxfund Trust with respect to Maxus Aggressive Value, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and such counsel shall not be required to express an opinion with respect to the application of equitable principles in any proceeding, whether at law or in equity, or with respect to the provisions of this Agreement intended to limit liability for particular matters to Maxus Aggressive Value and its assets, (iii) Maxfund Trust has power to sell, assign, convey, transfer and deliver the Investments and other assets contemplated hereby and, upon consummation of the transactions contemplated hereby in accordance with the terms of this Agreement, Maxfund Trust and Maxus Aggressive Value will have duly sold, assigned, conveyed, transferred and delivered such Investments and other assets to Fifth Third, (iv) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, violate Maxfund Trust 's Declaration of Trust and Bylaws or any provision of an agreement known to such counsel (without any independent inquiry or investigation) to which Maxfund Trust , with respect to Maxus Aggressive Value, is a party or by which it is bound, it being understood that with respect to investment restrictions as contained in Maxfund Trust 's Declaration of Trust and Bylaws, such counsel may rely upon a certificate of an officer of Maxfund Trust whose responsibility it is to advise Maxfund Trust with respect to such matters, and (v) to such counsel's knowledge, no consent, approval, authorization or order of any court or governmental authority is required for the consummation by Maxfund Trust on behalf of Maxus Aggressive Value of the transactions contemplated hereby, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required under state securities or blue sky laws and the H-S-R Act, and it being understood that such opinion shall not be deemed to apply to Fifth Third's compliance obligations under the 1933 Act, 1934 Act, 1940 Act, state securities or blue sky laws and H-S-R Act. Such opinion may rely on the opinion of other counsel to the extent set forth in such opinion, provided such other counsel is reasonably acceptable to Fifth Third.

     (g) Fifth Third shall have received an opinion of Ropes & Gray, counsel to Fifth Third addressed to Fifth Third and Fifth Third Microcap Value, and to Maxfund Trust and Maxus Aggressive Value in form reasonably satisfactory to Fifth Third and dated the Exchange Date (which opinion would be based upon certain factual representations and subject to certain qualifications that will be provided to Maxus' counsel), to the effect that, on the basis of the existing provisions of the Code, current administrative rules and court decisions, for Federal income tax purposes: (i) the transaction will constitute a reorganization within the meaning of Section 368(a) of the Code, and Fifth Third Microcap Value and Maxus Aggressive Value will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code; (ii) no gain or loss will be recognized by Fifth Third Microcap Value upon the receipt of the assets of Maxus Aggressive Value in exchange for Fifth Third Shares and the assumption by Fifth Third Microcap Value of the liabilities of Maxus Aggressive Value; (iii) the basis in the hands of Fifth Third Microcap Value of the assets of Maxus Aggressive Value transferred to Fifth Third Microcap Value in the transaction will be the same as the basis of such assets in the hands of Maxus Aggressive Value immediately prior to the transfer; (iv) the holding periods of the assets of Maxus Aggressive Value in the hands of Fifth Third Microcap Value will include the periods during which such assets were held by Maxus Aggressive Value; (v) no gain or loss will be recognized by Maxus Aggressive Value upon the transfer of Maxus Aggressive Value's assets to Fifth Third Microcap Value in exchange for Fifth Third Shares and the assumption by Fifth Third Microcap Value of the liabilities of Maxus Aggressive Value, or upon the distribution of Fifth Third Shares by Maxus Aggressive Value to its shareholders in liquidation; (vi) no gain or loss will be recognized by Maxus Aggressive Value shareholders upon the exchange of their Maxus Shares for Fifth Third Shares; (vii) the aggregate basis of Fifth Third Shares a Maxus Aggressive Value shareholder receives in connection with the transaction will be the same as the aggregate basis of his or her Maxus Shares exchanged therefor; (viii) a Maxus Aggressive Value shareholder's holding period for his or her Fifth Third Shares will be determined by including the period for which he or she held the Maxus Shares exchanged therefor, provided that he or she held such Maxus Shares as capital assets; and (ix) Fifth Third Microcap Value will succeed to and take into account the items of Maxus Aggressive Value described in Section 381(c) of the Code. Fifth Third Microcap Value will take these items into account subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Regulations thereunder.

     (h) Subject to the parties' compliance with Section 6 hereof, the assets of Maxus Aggressive Value to be acquired by Fifth Third Microcap Value will include no assets which Fifth Third Microcap Value, by reason of limitations contained in its Declaration of Trust or of investment restrictions disclosed in Fifth Third Prospectus in effect on the Exchange Date, may not properly acquire. Fifth Third shall not change Fifth Third's Declaration of Trust and Fifth Third's Prospectus so as to restrict permitted investments for Fifth Third Microcap Value except as required by the Commission or any state regulatory authority.

     (i) The Registration Statement shall have become effective under the 1933 Act and applicable Blue Sky provisions, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of Fifth Third, contemplated by the Commission and or any state regulatory authority.

     (j) All proceedings taken by Maxfund Trust in connection with the transactions contemplated by this Agreement and all documents incidental thereto reasonably shall be satisfactory in form and substance to Fifth Third.

     (k) Maxfund Trust shall have furnished to Fifth Third a certificate, signed by the President (or any Vice President) and the Treasurer of Maxfund Trust, as to the tax cost to Maxfund Trust of the securities delivered to Fifth Third pursuant to this Agreement, together with any such other evidence as to such tax cost as Fifth Third may reasonably request.

     (l) Maxus Aggressive Value's custodian shall have delivered to Fifth Third a certificate identifying all of the assets of Maxus Aggressive Value held by such custodian as of the Valuation Time.

     (m) Maxus Aggressive Value's transfer agent shall have provided to Fifth Third's transfer agent (i) the originals or true copies of all of the records of Maxus Aggressive Value in the possession of such transfer agent as of the Exchange Date, (ii) a record specifying the number of Maxus Shares of Maxus Aggressive Value outstanding as of the Valuation Time and (iii) a record specifying the name and address of each holder of record of any such Maxus Shares of Maxus Aggressive Value and the number of Maxus Shares held of record by each such shareholder as of the Valuation Time. Maxus Aggressive Value's transfer agent shall also have provided Fifth Third with a certificate confirming that the acts specified in the preceding sentence have been taken and that the information so supplied is complete and accurate to the best knowledge of the transfer agent.

     (n) All of the issued and outstanding Maxus Shares of Maxus Aggressive Value shall have been offered for sale and sold in conformity with all applicable federal or state securities or blue sky laws and, to the extent that any audit of the records of Maxfund Trust or Maxus Aggressive Value or its transfer agent by Fifth Third or its agents shall have revealed otherwise, either (i) Maxfund Trust and Maxus Aggressive Value shall have taken all actions that in the reasonable opinion of Fifth Third are necessary to remedy any prior failure on the part of Maxfund Trust to have offered for sale and sold such Maxus Shares in conformity with such laws or (ii) Maxfund Trust shall have furnished (or caused to be furnished) surety, or deposited (or caused to be deposited) assets in escrow, for the benefit of Fifth Third in amounts sufficient and upon terms satisfactory, in the opinion of Fifth Third or its counsel, to indemnify Fifth Third against any expense, loss, claim, damage or liability whatsoever that may be asserted or threatened by reason of such failure on the part of Maxfund Trust to have offered and sold such Maxus Shares in conformity with such laws.

     (o) Fifth Third shall have received from Arthur Andersen LLP a letter addressed to Fifth Third dated as of the Exchange Date reasonably satisfactory in form and substance to Fifth Third and Maxfund Trust to the effect that, on the basis of limited procedures agreed upon by Fifth Third and Maxfund Trust and described in such letter (but not an examination in accordance with generally accepted auditing standards), as of the Valuation Time the value of the assets of Maxus

Aggressive Value to be exchanged for the Fifth Third Shares have been determined in accordance with the valuation procedures for Fifth Third Microcap Value as set forth in Fifth Third's Prospectus and Statement of Additional Information.

     (p) Maxfund Trust shall have duly executed and delivered to Fifth Third bills of sale, assignments, certificates and other instruments of transfer ("Transfer Documents") as Fifth Third may deem necessary or desirable to transfer all of Maxfund Trust's and Maxus Aggressive Value's entire right, title and interest in and to the Investments and all other assets of Maxus Aggressive Value.

     10.  Conditions to Maxfund Trust 's Obligations.  The obligations of
          ------------------------------------------
Maxfund Trust and Maxus Aggressive Value hereunder shall be subject to the following conditions:

     (a) This Agreement shall have been adopted and the transactions contemplated hereby, including the liquidation of Maxus Aggressive Value, shall have been approved by the shareholders of Maxus Aggressive Value in the manner required by law.

     (b) Fifth Third shall have furnished to Maxfund Trust a statement of Fifth Third Microcap Value's net assets, together with a list of portfolio holdings with values determined as provided in Section 4, all as of the Valuation Time, certified on Fifth Third's behalf by its President (or any Vice President) and Treasurer (or any Assistant Treasurer), and a certificate of both such officers, dated the Exchange Date, to the effect that as of the Valuation Time and as of the Exchange Date there has been no material adverse change in the financial position of Fifth Third Microcap Value since July 31, 2000, other than changes in its portfolio securities since that date, changes in the market value of its portfolio securities, changes due to net redemptions, dividends paid or losses from operations.

     (c) Fifth Third shall have executed and delivered to Maxfund Trust an Assumption of Liabilities dated as of the Exchange Date pursuant to which Fifth Third Microcap Value will assume all of the liabilities of Maxus Aggressive Value existing at the Valuation Time in connection with the transactions contemplated by this Agreement.

     (d) As of the Valuation Time and as of the Exchange Date, all representations and warranties of Fifth Third and Fifth Third Microcap Value made in this Agreement are true and correct in all material respects as if made at and as of such dates, Fifth Third and Fifth Third Microcap Value have complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied at or prior to each of such dates, and Fifth Third shall have furnished to Maxfund Trust a statement, dated the Exchange Date, signed by Fifth Third's President (or any Vice President) and Treasurer certifying those facts as of such dates.

     (e) There shall not be any material litigation pending with respect to the matters contemplated by this Agreement.

     (f) Maxfund Trust shall have received an opinion of Ropes & Gray, in form reasonably satisfactory to Maxfund Trust and dated the Exchange Date, to the effect that (i) Fifth Third is a business trust and validly existing in conformity with the laws of The Commonwealth of Massachusetts, and, to the knowledge of such counsel, neither Fifth Third nor Fifth Third Microcap Value is required to qualify to do business as a foreign association in any jurisdiction,
(ii) the Fifth Third Shares to be delivered to Maxfund Trust as provided for by this Agreement are duly authorized and upon such delivery will be validly issued and will be fully paid and nonassessable by Fifth Third and no shareholder of Fifth Third has any preemptive right to subscription or purchase in respect thereof, (iii) this Agreement has been duly authorized, executed and delivered by Fifth Third and, assuming that the Prospectus, the Registration Statement and the Proxy Statement comply with the 1933 Act, the 1934 Act and the 1940 Act and assuming due authorization, execution and delivery of this Agreement by Maxfund Trust, is a valid and binding obligation of Fifth Third, (iv) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, violate Fifth Third's Declaration of Trust, as amended, or Bylaws, or any provision of any agreement known to such counsel to which Fifth Third or Fifth Third Microcap Value is a party or by which it is bound, it being understood that with respect to investment restrictions as contained in Fifth Third's Declaration of Trust, as amended, Bylaws or then-current prospectus or statement of additional information of Fifth Third Microcap Value, such counsel may rely upon a certificate of an officer of Fifth Third whose responsibility it is to advise Fifth Third with respect to such matters, (v) no consent, approval, authorization or order of any court or governmental authority is required for the consummation by Fifth Third or Fifth Third Microcap Value of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required under state securities or blue sky laws and the H-S-R Act and it being understood that such opinion shall not be deemed to apply to Maxfund Trust 's compliance obligations under the 1933 Act, 1934 Act, 1940 Act, state securities or blue sky laws and the H-S-R Act; and (vi) the Registration Statement has become effective under the 1933 Act, and to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act.

     (g) Maxfund Trust shall have received an opinion of Ropes & Gray addressed to Maxfund Trust and Maxus Aggressive Value in a form reasonably satisfactory to Maxfund Trust and dated the Exchange Date (which opinion would be based upon certain factual representations and subject to certain qualifications), with respect to the matters specified in Section 9(g) of this Agreement.

     (h) All proceedings taken by Fifth Third in connection with the transactions contemplated by this Agreement and all documents incidental thereto reasonably shall be satisfactory in form and substance to Maxfund Trust.

     (i) The Registration Statement shall have become effective under the 1933 Act and applicable Blue Sky provisions, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of Fifth Third, contemplated by the Commission or any state regulatory authority.

     (j) At the Exchange Date, Maxus Aggressive Value will have sold such of its assets, if any, if informed by Fifth Third in writing that such sale is necessary to assure that, after giving effect to the acquisition of the assets pursuant to this Agreement, of Fifth Third Microcap Value designated as a "diversified company" will remain a "diversified company" within the meaning of
Section 5(b)(1) of the 1940 Act and in compliance with such other mandatory investment restrictions as are set forth in Fifth Third's Prospectus previously furnished to Maxfund Trust.

     11. Indemnification. (a) Maxfund Trust will indemnify and hold harmless
         ---------------
Fifth Third, its trustees and its officers (for purposes of this subsection, the "Indemnified Parties") against any and all expenses, losses, claims, damages and liabilities at any time imposed upon or reasonably incurred by any one or more of the Indemnified Parties in connection with, arising out of, or resulting from any claim, action, suit or proceeding in which any one or more of the Indemnified Parties may be involved or with which any one or more of the Indemnified Parties may be threatened by reason of any untrue statement or alleged untrue statement of a material fact relating to Maxfund Trust or Maxus Aggressive Value contained in the Registration Statement, the Prospectus or the Proxy Statement or any amendment or supplement to any of the foregoing, or arising out of or based upon the omission or alleged omission to state in any of the foregoing a material fact relating to Maxfund Trust or Maxus Aggressive Value required to be stated therein or necessary to make the statements relating to Maxfund Trust or Maxus Aggressive Value therein not misleading, including, without limitation, any amounts paid by any one or more of the Indemnified Parties in a reasonable compromise or settlement of any such claim, action, suit or proceeding, or threatened claim, action, suit or proceeding made with the prior consent of Maxfund Trust. The Indemnified Parties will notify Maxfund Trust in writing within ten days after the receipt by any one or more of the Indemnified Parties of any notice of legal process or any suit brought against or claim made against such Indemnified Party as to any matters covered by this
Section 11(a). Maxfund Trust shall be entitled to participate at its own expense in the defense of any claim, action, suit or proceeding covered by this Section 11(a), or, if it so elects, to assume at its expense by counsel satisfactory to the Indemnified Parties the defense of any such claim, action, suit or proceeding, and if Maxfund Trust elects to assume such defense, the Indemnified Parties shall be entitled to participate in the defense of any such claim, action, suit or proceeding at their expense. Maxfund Trust's and Maxus Aggressive Value's obligation under this Section 11(a) to indemnify and hold harmless the Indemnified Parties shall constitute a guarantee of payment so that Maxus Aggressive Value will pay in the first instance any expenses, losses, claims, damages and liabilities required to be paid by them under this Section 11(a) without the necessity of the Indemnified Parties' first paying the same.

     (b) Fifth Third will indemnify and hold harmless Maxfund Trust, its trustees and its officers (for purposes of this subparagraph, the "Indemnified Parties") against any and all expenses, losses, claims, damages and liabilities at any time imposed upon or reasonably incurred by any one or more of the Indemnified Parties in connection with, arising out of, or resulting from any claim, action, suit or proceeding in which any one or more of the Indemnified Parties may be involved or with which any one or more of the Indemnified Parties may be threatened by reason of any untrue statement or alleged untrue statement of a material fact relating to Fifth Third or Fifth Third Microcap Value contained in the Registration Statement, the Prospectus or the Proxy Statement, or any amendment or supplement to any of the foregoing, or arising out of or based upon the omission or alleged omission to state in any of the foregoing a material fact relating to Fifth Third or Fifth Third Microcap Value required to be stated therein or necessary to make the statements relating to Fifth Third or Fifth Third Microcap Value therein not misleading, including, without limitation, any amounts paid by any one or more of the Indemnified Parties in a reasonable compromise or settlement of any such claim, action, suit or proceeding, or threatened claim, action, suit or proceeding made with the prior consent of Fifth Third. The Indemnified Parties will notify Fifth Third in writing within ten days after the receipt by any one or more of the Indemnified Parties of any notice of legal process or any suit brought against or claim made against such Indemnified Party as to any matters covered by this Section 11(b). Fifth Third shall be entitled to participate at its own expense in the defense of any claim, action, suit or proceeding covered by this Section 11(b), or, if it so elects, to assume at its expense by counsel satisfactory to the Indemnified Parties the defense of any such claim, action, suit or proceeding, and, if Fifth Third elects to assume such defense, the Indemnified Parties shall be entitled to participate in the defense of any such claim, action, suit or proceeding at their own expense. Fifth Third Microcap Value's obligation under this Section 11(b) to indemnify and hold harmless the Indemnified Parties shall constitute a guarantee of payment so that Fifth Third Microcap Value will pay in the first instance any expenses, losses, claims, damages and liabilities required to be paid by them under this Section 11(b) without the necessity of the Indemnified Parties' first paying the same.

     12.  No Broker, etc.  Each of Fifth Third and Maxfund Trust represents that
          --------------
there is no person who has dealt with it who by reason of such dealings is entitled to any broker's or finder's or other similar fee or commission arising out of the transactions contemplated by this Agreement.

     13.  Termination.  Fifth Third and Maxfund Trust may, by mutual consent of
          -----------
their respective trustees, terminate this Agreement, and Fifth Third or Maxfund Trust, after consultation with counsel and by consent of their respective trustees and directors or an officer authorized by such trustees or directors, may waive any condition to their respective obligations hereunder. If the transactions contemplated by this Agreement have not been substantially completed by December 31, 2001, this Agreement shall automatically terminate on that date unless a later date is agreed to by Fifth Third and Maxfund Trust.

     14.  Covenants, etc. Deemed Material.  All covenants, agreements,
          -------------------------------
representations and warranties made under this Agreement and any certificates delivered pursuant to this Agreement shall be deemed to have been material and relied upon by each of the parties, notwithstanding any investigation made by them or on their behalf.

     15.  Sole Agreement; Amendments.  This Agreement supersedes all previous
          --------------------------
correspondence and oral communications between the parties regarding the subject matter hereof, constitutes the only understanding with respect to such subject matter, may not be changed except by a letter of agreement signed by each party hereto, and shall be construed in accordance with and governed by the laws of The Commonwealth of Massachusetts.

     16.  Fifth Third Agreement and Declaration of Trust  Fifth Third is a
          ----------------------------------------------
business trust organized under Massachusetts law and under a Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "Fifth Third Funds" entered into in the name or on behalf thereof by any of the Trustees, officers, employees or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, officers, employees, agents or shareholders of Fifth Third personally, but bind only the assets of Fifth Third and all persons dealing with any series or funds of Fifth Third, such as Fifth Third Microcap Value, must look solely to the assets of Fifth Third belonging to such series or funds for the enforcement of any claims against Fifth Third.

     17.  Maxfund Agreement and Declaration of Trust  Maxfund Trust is a
          ------------------------------------------
business trust organized under Ohio law and under a Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of Ohio and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "Maxfund Trust" entered into in the name or on behalf thereof by any of the Trustees, officers, employees or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, officers, employees, agents or shareholders of Maxfund Trust personally, but bind only the assets of Maxfund Trust and all persons dealing with any series or funds of Maxfund Trust, such as Maxus Aggressive Value, must look solely to the assets of Maxfund Trust belonging to such series or funds for the enforcement of any claims against Maxfund Trust.

     This Agreement may be executed in any number of counter-parts, each of which, when executed and delivered, shall be deemed to be an original.


                              MAXFUND TRUST
                              On Behalf of its Fifth Third/Maxus Aggressive Value Fund



                              By:___________________________



                              FIFTH THIRD FUNDS
                              On Behalf of its Fifth Third Microcap Value Fund



                              By:____________________________